UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2005

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Allerman Road, Oakland, New Jersey    07436
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  (201) 677-9311

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

The Company has set January 19, 2006 as the scheduled date for its annual meeting of stockholders. The record date for the annual meeting is November 28, 2005.

The deadline for submitting stockholder proposals for inclusion in the annual meeting and related proxy materials was July 22, 2005. Because this year’s annual meeting is more than 30 days from the anniversary date of last year’s meeting, which was held on December 17, 2004, in accordance with Rule 14a-8 under the Exchange Act, the deadline for submitting stockholder proposals for inclusion in the proxy materials has been extended to December 9, 2005, and proposals for presentation at the annual meeting has been extended to December 15, 2005. The Company did not receive any stockholder proposals in connection with this year’s annual meeting by July 22, 2005 or subsequently through November 30, 2005.

The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement. Proposals for inclusion in our proxy statement or for presentation at the annual meeting must be submitted to us in writing at c/o Media Sciences International, Inc., 8 Allerman Road, Oakland, New Jersey 07436, Attention: Secretary. There are additional requirements regarding proposals of stockholders, and a stockholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: December 5, 2005	By: /s/ Michael W. Levin Michael W. Levin, President

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